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                                                                   EXHIBIT 10.12



                            SECOND AMENDMENT OF LEASE

        AMENDMENT OF LEASE dated this 1st day of June, 1995 by and between the ESTATE OF S. KLEIN, having an office at 32 Union Square East, New York, New York 10003 ("Landlord") and F.P.G. INTERNATIONAL INC., having an office at 24-30 Union Square East, New York, New York 10003 ("Tenant").

                               W I T N E S E T H:

        WHEREAS, Landlord is the fee owner of certain premises located at 24-32 Union Square East, New York, New York (the "Building"); and

        WHEREAS, Landlord and 24-32 Union Square East Associates Limited Partnership (the "Net Lessee") entered into a ground lease for portions of the Building dated as of October 1, 1988 as amended by an agreement dated June 1, 1989 (collectively, the "Ground Lease"); and

        WHEREAS, the Net Lessee and Tenant entered into a sublease dated August 9, 1990 (the "Lease") whereby the Net Lessee leased to Tenant certain premises in the Building, including the entire penthouse floor, the entire sixth floor south and the entire seventh floor north; and

        WHEREAS, pursuant to a Lease Surrender Agreement dated as of June 30, 1993, Landlord terminated the Ground Lease and released the Net Lessee from further obligations thereunder and agreed to and has continued to recognize Tenant as its direct Tenant under the Lease; and




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        WHEREAS, pursuant to an Amendment of Lease dated October 17, 1994 (the
"First Amendment"), Landlord and Tenant extended the term of the Lease and added the entire fifth floor -south of the Building (said fifth floor premises, together with the entire penthouse floor, the entire sixth floor south and the entire seventh floor north, is hereinafter referred to collectively as the "Existing Premises"); and

        WHEREAS, Landlord and Tenant now desire to further modify and amend the terms of the Lease by further extending the term thereof, by adding the entire rentable area on the fourth floor (the "New Premises") to the Existing Premises and by making certain other adjustments and modifications to the Lease.

        NOW THEREFORE, in consideration of the terms, conditions and covenants herein set forth the parties hereto agree as follows:

        1. Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord the entire New Premises for a term of approximately ten (10) years commencing on June 1, 1995 (the "Commencement Date"). The New Premises and the Existing Premises are sometimes hereinafter referred to, collectively, as the "Premises". The New Premises, together with the Existing Premises, shall be the "Demised Premises" for all purposes of the Lease. The term of the Lease shall be extended so that same shall be for a term of approximately ten (10) years commencing on the Commencement Date and expiring on May 31, 2005 (the "Expiration Date"). All of the terms, covenants and conditions of the Lease which refer to the term of the Lease (the "Term") shall be deemed to refer to an



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approximately ten (10) year term commencing on the Commencement Date hereof.

        2. In addition to the Minimum Rent set forth in Article 39 B. of the Lease, as modified by Paragraphs 2A and 2D of the First Amendment, Tenant shall pay additional Minimum Rent for the New Premises as follows:

                A. Minimum Rent:

        (i) $170,000 per annum ($14,166.67 per month) during the period commencing on the Commencement Date and ending on May 31, 1996:

        (ii) $175,950 per annum ($14,662.50 per month) during the period commencing on the June 1, 1996 and ending on may 31, 1997;

        (iii) $182,108.25 per annum ($15,175.69 per month) during the period commencing on June 1, 1997 and ending on May 31, 1998;

        (iv) $188,482.04 per annum ($15,706.84 per month) during the period commencing on June 1, 1998 and ending on May 31, 1999;

        (v) $195,078.91 per annum ($16,256.58 per month) during the period commencing on June 1, 1999 and ending on May 31, 2000;

        (vi) $201,906.67 per annum ($16,825.56 per month) during the period commencing on June 1, 2000 and ending on May 31, 2001;

        (vii) $208,973.40 per annum ($17,414.45 per month) during the period commencing on June 1, 2001 and ending on may 31, 2002;

        (viii) $216,287.47 per annum ($18,023.95 per month) during the period commencing on June 1, 2002 and ending on May 31, 2003;



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        (ix) $223,857.53 per annum ($18,654.79 per month) during the period commencing on June 1, 2003 and ending on May 31, 2004; and

        (x) $231,692.54 per annum ($19,307.71 per month) during the balance of the within Term.

        B. Notwithstanding anything herein to the contrary, provided that Tenant is not in default of any covenant of the Lease, Tenant shall be entitled to a credit against the Minimum Rent due for the New Premises in the amount of $99,166.67, to be credited in seven (7) equal monthly installments of $14,166.67 each as an offset against the first seven (7) installments of Minimum Rent due for the New Premises under this Lease.

        C. The parties hereto acknowledge that the Expiration Date for the Existing Premises is October 31, 2004 and that Term has been extended so that the Expiration Date shall be May 31, 2005. Therefore, the Minimum Rent set forth in Article 39 B. of the Lease for the Existing Premises, as modified by Paragraph 2A and 2D of the First Amendment, shall be modified to provide that commencing November 1, 2004, Minimum Rent for the Existing Premises shall be $876,062.53 per annum ($73,005.21 per month) during the period from November 1, 2004 through May 31, 2005.

        3. Tenant acknowledges that it is accepting delivery of the New Premises, "as is" (except as provided in Paragraph 13 hereof), and that Landlord shall have no obligation or responsibility to perform any work, installations or alterations necessary or desirable to make the New Premises suitable for



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Tenant's use and occupancy. All of Tenant's work to make the New Premises suitable for Tenant's use and occupancy shall be performed in accordance with the provisions of Articles 3 and 40 of the Lease.

        4. Tenant, at Tenant's sole cost and expense, shall obtain electricity for the New Premises directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company. Landlord will permit its electric feeders, risers and wiring serving the New Premises to be used by Tenant to the extent available and safely capable of being used for such purpose. Any additional risers, feeders, meters or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by a contractor approved by Landlord, at the sole cost and expense of Tenant, if in Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

        5. Article 42 A. of the Lease shall be modified only with respect to the New Premises to provide that the Base Tax shall be the fiscal period of July 1, 1995 through June 30, 1996 and "Tenant's Share" for the New Premises shall be 7.3%. In all other respects the provisions of Article 42 shall be applicable to the New Premises, utilizing the Base Tax and Tenant's Share as set forth in this paragraph.




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        6. Solely with respect to a subleasing of all or any portion of the New
Premises and solely during the initial ten (10) year term of this Second
Amendment: (a) Landlord shall not have the option set forth in Subparagraph B(ii) of Article 48 of the Lease or the option to require Tenant to execute a sublease to Landlord or Landlord's designee as set forth in Paragraph C of said
Article 48, and, (b) the financial condition of the proposed subtenant of the New Premises, as set forth in condition "(i)" of said Paragraph C, shall not be a basis for Landlord's withholding of consent so long as (x) F.P.G. International, Inc. is the Tenant under the Lease, (y) F.P.G. International, Inc. occupies at least a majority of the rentable area of the entire Demised Premises, and (z) F.P.G. International, Inc. has a net worth at least equal to its net worth as of the date of this Agreement (copies of Tenant's financials verifying such net worth to be submitted to Landlord upon request), (c) on line 8 of condition "(iv)" of said Paragraph C, after the word "Penthouse", add or "Fourth Floor"; and (d) condition "(v)", of said Paragraph C shall be deleted in its entirety.

        7. Article 53 of the Lease is hereby deleted and replaced with the following Article 53:

        "53. BROKER. Tenant covenants, warrants and represents that there were no brokers instrumental in consummating this Lease and no conversations or negotiations were had with any broker concerning the renting or leasing of the New Premises. Tenant agrees to indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any broker who claims to have dealt with the Tenant, including, without limitation, the cost of counsel fees and



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        disbursements in connection with the renting of the New Premises."

        8. The New Premises shall be kept clean by Tenant, at its expense, in accordance with the requirements of Article 29 and Paragraph G of Article 55 of the Lease.

        9. The percentage "fifteen (15%) percent," as set forth in Article 67 of the Lease, shall be increased to "thirty (30%) percent".

        10. Landlord acknowledges that Tenant shall not be required to post any security deposit for the New Premises.

        11. Article 86 of the Lease is hereby modified to provide that the certificate of occupancy for the New Premises (4th floor) is as shown on the annexed certified certificate of occupancy for the Building.

        12. Paragraph 14 of the First Amendment is hereby deleted in its entirety.

        13. Landlord shall, at its sole cost and expense, comply with the provisions of the Americans with Disabilities Act insofar as it, relates solely to the bathrooms of the New Premises. Such work shall be performed by Landlord within a reasonable time following the Commencement Date.

        14. A. Solely with respect to Tenant's occupancy of the New Premises and subject to the provisions of Paragraph E hereof, Tenant shall have the right to extend the term of this Second Amendment for two (2) additional terms of five
(5) years each, the first additional term (the "First Extension Term") commencing on June 1, 2005 (hereinafter called the "Commencement



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Date of the First Extension Term") and the second additional term (the "Second
Extension Term") commencing on June 1, 2010 (hereinafter called the "Commencement Date of the Second Extension Term") provided that:

               1. Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this lease at least twelve (12) months, but not more than twenty-four (24) months, prior to the expiration of the (a) initial term of this Second Amendment with respect to the First Extension Term and (b) First Extension Term with respect to the Second Extension Term, and

               2. Tenant is not in default under the Lease and/or this Second Amendment, as the case may be, as of the time of the giving of the Extension Notice and the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term, as the case may be, and

               3. With respect to the Second Extension Term, Tenant shall have exercised its option with respect to the First Extension Term.

        B. The Minimum Rent payable by Tenant to Landlord during the First Extension Term and the Second Extension Term solely with respect to the New Premises shall be a sum equal to ninety (90%) percent of the fair market rent for the New Premises as determined as of the date occurring six (6) months prior to the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term, as the case may be, (each such date is hereinafter called a "Determination Date") and which




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determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Paragraph C hereof, but such Minimum Rent shall in no event be less than the Minimum Rent in effect under Paragraph 2A of this Second Amendment for the last month of the immediately preceding term hereof (without giving effect to any temporary abatement of Minimum Rent under the provisions of Article 9 or any other Article of the Lease or this Second Amendment). In determining the fair market rent, the provisions of Article 42 of the Lease (as modified by Paragraph 5 of this Agreement) shall remain in effect during the First Extension Term and the Second Extension Term with the same base period as set forth therein, and such base period shall be recognized in making such determination of fair market value.

        C. 1. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the New Premises pursuant to the provisions of Paragraph B hereof, during the thirty (30) day period following the Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Determination Date, then Landlord or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other party, and the party so initiating the arbitration process (such party hereinafter called the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the




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other party (hereinafter called the "Other Party") shall give notice to the
Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in the case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen, shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules then prevailing.

               2. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by



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each of the parties) of the arbitration shall be borne by the parties equally.

               3. The majority of the arbitrators shall determine the fair market rent of the New Premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator is such third arbitrator is appointed pursuant to this Paragraph; and the fair market rent, so determined, shall be applied to determine the Minimum Rent pursuant to Paragraph B hereof.

               4. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in office buildings in the Borough of Manhattan, City of New York.

               5. If Landlord notifies Tenant that the Minimum Rent for the New Premises during the First Extension Term or the Second Extension Term, as the case may be, shall be equal to the Minimum Rent for the immediately preceding term, then the provisions of Subsection 1 of this Paragraph C shall be inapplicable and have no force or effect.

               6. In the event Landlord or Tenant initiates the arbitration process and as of the Commencement Date of the First Extension Term or Commencement Date of the Second Extension Term, as the case may be, the amount of the fair market rent has not been determined, Tenant shall continue to pay the Minimum Rent in effect under this Second Amendment for the last month of the



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immediately preceding term and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the First Extension Term or Commencement Date of the Second Extension Term, as the case may be.

               7. The arbitration provisions of this Paragraph shall, solely with respect to this Paragraph 14, supersede Article 60 of the Lease.

        D. Except as provided in Paragraphs A and B hereof, Tenant's occupancy of the New Premises during the First Extension Term and Second Extension Term, as the case may be, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the immediately preceding term of this Second Amendment, provided, however, (i) Tenant shall have no further right to extend the term of this lease pursuant to this Paragraph 14, and (ii) Subparagraph B of Paragraph 2, Paragraph 6 and Paragraph 13 of this Agreement shall all be deleted in their entirety.

        E. If Tenant does not send an Extension Notice pursuant to the provisions of Paragraph A hereof, this Paragraph 14 shall have no force or effect and shall be deemed deleted from this Second Amendment.

        F. If this Second Amendment is renewed in accordance with the provisions of this Article, then Landlord or Tenant can request the other party hereto to execute an amendment to the Lease setting forth the exercise of Tenant's right to extend the terms of this Second Amendment, the Minimum Rent and the last



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day of the relevant Extension Term (or a new lease on the form then in use for the Building).

               G. If Tenant exercises its right to extend the term of this Second Amendment for an Extension Term pursuant to this Paragraph 14, the phrases "the term of this Second Amendment" or "the term hereof" as used in this Second Amendment shall be construed to include, when practicable, the relevant Extension Term.

               H. Notwithstanding anything to the contrary contained in this Paragraph 14, Tenant shall not have the right to extend the term of the Lease with respect to its occupancy of any portion of the Demised Premises other than the New Premises.

        15. Except as otherwise modified or amended herein, all of the terms, covenants and conditions of the Lease are deemed to be ratified and approved as if set forth at length herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   LANDLORD:

                                   ESTATE OF S. KLEIN

                                   By:  /s/  SANFORD SAIDEMAN
                                      ------------------------------------------
                                         Sanford Saideman, Administrator

                                   TENANT:

                                   F.P.G. INTERNATIONAL, INC.

                                   By:  /s/  BARBARA ROBERTS
                                      ------------------------------------------
                                      Name:
                                      Title: President


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STATE OF NEW YORK   )
                    :    ss.:
COUNTY OF NEW YORK  )


     On this 30 day of May, 1995, before me personally came BARBARA ROBERTS, to me known, who, being by me duly sworn, did depose and say that (s)he resides at 299 West 12th Street, New York, NY 10014, that (s)he is the President of F.P.G. INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument, as Tenant; and that (s)he signed his/her name thereto by order of the board of directors of said corporation.

                                                          ELAINE J.H. KRALL
                                                     ---------------------------
                                                            Notary Public




                                                     ELAINE J.H. KRALL
                                              Notary Public, State of New York
                                                       No. 41-4906502
                                                 Qualified in Queens County
                                           Commission Expires September 21, 1995
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                            CERTIFICATE OF OCCUPANCY


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